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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



                        Date of Report: January 30, 1998



                               AUTOCAM CORPORATION



                             A Michigan Corporation
                         Commission File Number 0-19544
                  I.R.S. Employer Identification No. 38-2790152
                4070 East Paris Avenue, Kentwood, Michigan 49512
                            Telephone: (616) 698-0707


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ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS

On January 30, 1998, the Registrant closed a definitive agreement, entered into on December 19, 1997 and effective January 1, 1998, to purchase 51% of the common stock of Qualipart Industria E Comercio Ltda. ("Qualipart") of Pinhal-SP, Brazil from its parent, Propart Corporation, a company existing under the laws of the Bahamas, with lead offices at Nassau, Bahamas ("Propart"). The purchase price was satisfied through the payment of $5.2 million in cash and the issuance of a $5 million note payable to Propart. The determination of the purchase price paid by the Registrant was based upon the earnings power of Qualipart and resulted from extensive negotiations between the Registrant and Propart.

Qualipart is a contract manufacturer of precision-machined components. It has established itself as a value-added player in the manufacture of gasoline and diesel fuel injection components made from steel bar stock and sold to major OEM and tier-one accounts in the automotive and heavy equipment industries. The Registrant intends to continue to employ Qualipart's assets in the precision-machining business.

The following net assets were acquired, subject to a 49% minority interest (amounts represent historical net book values of Qualipart):



        Accounts receivable                               $2,196,648
        Inventories                                        1,702,885
        Prepaid expenses and other                           328,432
        Property, plant and equipment, net                 2,773,824
        Other assets                                          66,051
                                                          ----------
        Total assets acquired                              7,067,840
                                                          ----------

        Current maturities of long-term obligations         (419,046)
        Accounts payable                                    (570,820)
        Accrued liabilities and other                       (986,385)
        Long-term debt                                       (80,722)
                                                          ----------
        Total liabilities assumed                         (2,056,973)
                                                          ----------

        Net assets acquired                               $5,010,867
                                                          ==========


The final purchase price could be reduced as a result of deterioration in working capital from October 31 to December 31, 1997 and as a result of a deficiency in earnings before interest and taxes from an agreed-upon level during the eighteen months ending June 30, 1999.

The funds used to complete the acquisition were obtained through an acquisition term note with Comerica Bank to be paid in 60 equal monthly principal installments, plus interest at 7.1% per annum, and a note to Propart which bears interest at 12% per annum to be paid annually. Annual principal obligations under the note to Propart will begin in 2003, but may be prepaid through a capital contribution made directly to the former Qualipart (now Autocam do Brasil).


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a) & (b) Financial Statements of Business Acquired and Pro Forma Financial Information

The Registrant has omitted financial statements and related pro forma presentations for this acquisition because of the absence of conditions under which they are required.


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(c)   Exhibits

Exhibit 4.1 A Quota Purchase Agreement among Autocam Corporation, a Michigan (United States of America) corporation, and Propart Corporation, a company existing under the laws of the Bahamas, with lead offices at Nassau, Bahamas, and Peter Graber representing the beneficial owners of Qualipart.

                Registrant hereby undertakes and agrees to furnish to the Commission upon request a complimentary copy of any exhibit or other schedule to Exhibit 4.1 hereto, all of which have been omitted from this filing pursuant to Regulation S-K Item 601(b)(2).

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                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   February 6, 1998

                                             AUTOCAM CORPORATION


                                                    /s/ WARREN A. VELTMAN
                                             -----------------------------------
                                             Warren A. Veltman, Principal
                                               Financial and Accounting Officer



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                              INDEX TO EXHIBITS


EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
    4.1                                         Quota Purchase Agreement